                                                                   Exhibit 10.17

                      [Vitria Technology, Inc. Letterhead]


July 31, 2002

Mr. John Wheeler


PERSONAL AND CONFIDENTIAL

Dear John:

     This letter sets forth the substance of the separation agreement (the "Agreement") which Vitria Technology Inc. (the "Company") is offering to you to aid in your employment transition.

SEPARATION DATE:  7/31/02

SEVERANCE AMOUNT:

     o    Three months of pay, subject to standard deductions and withholdings

     o    Medical, dental and vision benefits through 11/30/02

RETURN DATE:  You will have until August 21, 2002 to accept this
              Waiver/Severance Agreement.

     In accordance with the Age Discrimination in Employment Act (the "ADEA"), you have a period of 21 days in which to consider the terms of this Agreement and 7 days, after signing this Agreement, in which you may choose to revoke your acceptance of its terms. If you exercise this right of revocation, you must put the revocation in writing and deliver or mail it to the Company within the seven
(7) day revocation period. A mailed revocation must be postmarked within the seven (7) day revocation period and properly addressed to the Company, to the attention of the individual who has signed this letter. You are advised to consult an attorney before waiving any rights that you may have under the ADEA. Eight (8) days after both parties have signed this Agreement (the "Effective Date"), its terms will automatically become effective provided that you have returned the Agreement to the individual who has signed this letter, unless you have revoked your acceptance of the terms. The Company will mail the severance payment to you ten (10) business days after the Effective Date.

     1. SEPARATION. Your last day of employment with the Company is 7/31/02 (the "Separation Date"). You will be paid all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard deductions and withholdings. You are entitled to these payments regardless of whether you sign this Agreement.

July 31, 2002
Page 2


     2. SEVERANCE. Although the Company has no policy or procedure requiring payment of any severance benefits, if you sign this Agreement and comply with your obligations herein, the Company will make the severance payment as set forth above.

     3. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish.

     4. OTHER COMPENSATION OR BENEFITS. You acknowledge that except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

     5. STOCK OPTIONS. You expressly acknowledge and agree that your Company stock options cease vesting the day after the Separation Date. Subject to approval by the Board of Directors, you will have the right to exercise vested shares up to 7/31/03.

     6. EXPENSE REIMBURSEMENTS. You agree that within thirty (30) days of the Separation Date, you will submit your final documented expense reimbursement statement to Human Resources reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

     7. RETURN OF COMPANY PROPERTY. You agree to return to the Company on or before the Separation Date or on a date otherwise agreed to in writing with the Company, all Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Failure to return Company property as specified herein shall entitle Vitria to withhold severance benefits pursuant to this Agreement.

     8. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you will refrain from any use or disclosure of the Company's proprietary or confidential information or materials, and you acknowledge that you continue to be bound by the terms of the Company's Employee Agreement for Proprietary Information, Inventions, Non-Solicitation and Dispute Resolution attached hereto as Exhibit A.

     9. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or

July 31, 2002
Page 3


disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

     10. NONDISPARAGEMENT. You agree that you will not at any time disparage the Company or its directors, officers, shareholders, agents, or employees in any manner likely to be harmful to the personal or business reputation of it or them, and the Company (through its officers and directors) agrees that it will not disparage you in any manner likely to be harmful to your personal or business reputation, provided that both you and the Company shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

     11. RELEASE. In exchange for the consideration provided to you by this Agreement that you are not otherwise entitled to receive, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date you sign this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including but not limited to claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

     12. ADEA WAIVER. [For employees 40 years of age or older.] You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you are already entitled. You further acknowledge that you have been hereby advised, as required by the ADEA, that your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement.

     13. SECTION 1542 WAIVER. In giving the releases set forth in this Agreement, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." You hereby expressly waive and relinquish all rights and benefits under that Section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims.

July 31, 2002
Page 4


     14. MISCELLANEOUS. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

July 31, 2002
Page 5


If this Agreement is acceptable to you, please sign below and return to me.

I wish you the best in your future endeavors.

                                   Sincerely,

                                   VITRIA TECHNOLOGY, INC.

                                   By: /s/ MONA RICHMOND
                                      -----------------------------------------
                                           Mona Richmond
                                           Director of Human Resources

Accepted and Agreed:


/s/ JOHN WHEELER
------------------------------
JOHN WHEELER

07/31/02
------------------------------
Date

                                    Exhibit A

                             Vitria Technology, Inc.

                 EMPLOYEE AGREEMENT FOR PROPRIETARY INFORMATION,
               INVENTIONS, NONSOLICITATION AND DISPUTE RESOLUTION

     In consideration of my employment or continued employment by VITRIA TECHNOLOGY, INC. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.   NONDISCLOSURE

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or other property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.   ASSIGNMENT OF INVENTIONS.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicenses) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions."

     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. NONSOLICITATION. It is understood that you will gain knowledge and make contacts with clients of the Company and prospective clients of the Company in the course of your employment that would provide you with an unfair advantage over the Company, as compared to a normally competitive situation, in soliciting business from said clients and prospective clients upon termination of your employment with the Company. In recognition of this fact, you agree that upon termination of employment, that you will not engage in unfair competition against the Company. Unfair competition is agreed to include without limitation the following specific prohibitions:

     4.1 You shall not interfere with existing client relationships of the Company (i.e., clients where at least one project has been conducted in the last two years), and shall not solicit or attempt to take away any business of the Company that is either under way or about to begin at the termination of this Agreement.

     4.2 For a period of one (1) year following the termination of employment, you shall not interfere or compete in any way with any proposal efforts of the Company already in progress (that is, a proposal sent to or being then currently developed for a specific client or clients, or contemplated to be submitted to a specific client or clients by the Company within 1 year) at the termination of this Agreement.

     4.3 For a period of one (1) year following termination of employment, you shall not make use of any of your personal relationships or business contacts developed during the course of employment with the Company and utilized for business purposes within the two years prior to termination, for the benefit or yourself or another, in a competitive manner with respect to the business of the Company. Notwithstanding the foregoing, the Company and you agree that there is no restriction on your right, upon termination, to send general announcements of any new employment or to contact in the same manner all potential customers of your new employer without selecting or devoting special attention to the Company's clients or prospective clients.

5. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for two (2) years after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

6. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

7. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement (attached).

8. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

9. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

10. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

11. DISPUTE RESOLUTION. To ensure rapid and economical resolution of any and all disputes directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment, with the sole exception of disputes involving the terms set forth in sections 1 and 2 of this Agreement, (collectively, the "Arbitrable Claims"), the Company and you agree that any and all such disputes, whether of law or fact of any nature whatsoever, shall be resolved by final and binding arbitration under the Judicial Arbitration and Mediation Service ("JAMS") Rules of Practice and Procedure. The Arbitrable Claims shall include, but not be limited to: any and all such claims related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, state, or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans with Disabilities Act of 1990, as amended; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. You and the Company acknowledge and agree that any and all rights they may otherwise have to resolve such Arbitrable Claims by jury trial, by a court, or in any forum other than JAMS, are hereby expressly waived.

12.  GENERAL PROVISIONS.

     12.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

     12.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     12.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     12.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     12.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     12.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     12.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement, combined with the offer letter signed and accepted by the employee, constitutes the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by a duly authorized officer of the company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: July 9, 2001.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.


Dated:  07/08/01
      ----------------------------------------------------


/s/ John A. Wheeler
----------------------------------------------------------
Signature

John A. Wheeler
----------------------------------------------------------
(Printed Name)


ACCEPTED AND AGREED TO:

VITRIA TECHNOLOGY, INC.


By:  /s/ Edward Sweeney
   -------------------------------------------------------

Title:  Vice President, Human Resources
      ----------------------------------------------------


----------------------------------------------------------
(Address)

----------------------------------------------------------

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION

     THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

     (2)  Result from any work performed by you for the Company.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     I ACKNOWLEDGE RECEIPT of a copy of this notification.

                                    By:  John A. Wheeler
                                       ----------------------------------------
                                         (Printed Name of Employee)

                                    Date:  07/08/01
                                         --------------------------------------
WITNESSED BY:


----------------------------------
(Printed Name of Representative)

Dated:
      ----------------------------

                                    EXHIBIT B

TO:       Vitria Technology, Inc.

FROM:     John A. Wheeler
        -------------------------

DATE:     07/08/01
        -------------------------

SUBJECT:  Previous Inventions
        -------------------------

     1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Vitria Technology, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

     |X|  No inventions or improvements.

     |_|  See below:

          ----------------------------------------------------------------------


          ----------------------------------------------------------------------


          ----------------------------------------------------------------------


|_|  Additional sheets attached.


     2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement       Party(ies)       Relationship

1.
     -----------------------------  ---------------  ---------------------------
2.
     -----------------------------  ---------------  ---------------------------
3.
     -----------------------------  ---------------  ---------------------------

|_|  Additional sheets attached.